EXHIBIT 99.3

20 North Broadway, Suite 1500
Oklahoma City, Oklahoma 73102-8260
Telephone: (405) 235-3611
Fax: (405) 552-4667

NEWS RELEASE

	Devon	Ocean

Investor contacts:	Zack Hager (405) 552-4526	Scott Winters (713) 265-6244

Media contacts:	Brian Engel (405) 228-7750	Jenna Wright (713) 265-6609

DEVON ENERGY AND OCEAN ENERGY TO MERGE, CREATING LARGEST
U.S. INDEPENDENT OIL AND GAS PRODUCER

OKLAHOMA CITY and HOUSTON – February 24, 2003 – Devon Energy Corporation (AMEX: DVN, TSE:NSX) and Ocean Energy, Inc. (NYSE:OEI) announced today that the two companies have agreed to merge. The merged company will be named Devon Energy Corporation and will be headquartered in Oklahoma City. Devon will become the largest U.S.-based independent oil and natural gas producer with production of approximately 650,000 equivalent barrels of oil per day, and upon completion of the merger, will have an enterprise value of approximately $20 billion.

     “Combining our two companies creates a balanced portfolio with North American and international assets, increased oil and gas production capabilities and greater internal growth opportunities through an active exploration program,” said J. Larry Nichols, Devon’s chairman, president and chief executive officer. “Ocean’s high-impact, deepwater projects and complementary management skills make this a win-win transaction.”

     “This merger combines the strong North American portfolio of Devon with the growth profile of Ocean,” said James T. Hackett, chairman, president and chief executive officer of Ocean. “As part of a much larger organization, our shareholders will benefit from the superior access to capital necessary to accelerate key exploration and development opportunities. It also provides a commodity mix weighted positively toward North American natural gas and creates a better balance between exploration and exploitation, minimizing the risk associated with high-impact exploration.”

Management

     Following the merger, Mr. Nichols will retain the positions of chairman and chief executive officer of Devon. Mr. Hackett will be named president and chief operating officer. The board of directors will consist of nine members from Devon and four members from Ocean.

Strategic Rationale

•	Devon’s stable, gas-focused North American assets will be complemented by Ocean’s high-impact international and deepwater development and exploration projects.

•	The transaction creates an entity with a stronger balance sheet and greater financial flexibility, allowing for acceleration of key exploration opportunities.

•	The companies expect general and administrative cost savings of at least $50 million annually.

•	Devon and Ocean have significant core area overlap that will provide operational synergies.

Combined Business

•	The combined company will produce approximately 2.4 billion cubic feet of natural gas and approximately 250,000 barrels of oil and natural gas liquids per day. This will make Devon the largest U.S.-based independent oil and gas producer.

•	Devon will have approximately 2.2 billion barrels of oil equivalent proved reserves, with 84 percent in North America.

•	90 percent of Devon’s worldwide production will be from North America, of which 69 percent will be natural gas.

•	Long-term debt of the combined company will be approximately 52 percent of total capitalization.

•	The combined company worldwide will hold 29 million net undeveloped acres.

•	With interests in more than 500 deepwater Gulf of Mexico blocks, Devon will be the largest independent deepwater Gulf leaseholder.

Terms and Conditions

     Under the terms of the merger agreement, Ocean’s shareholders will receive 0.414 shares of Devon common stock for each common share of Ocean. The exchange ratio is based upon the relative market prices of the two securities over the last 30 trading days. This will require Devon to issue 73.4 million new shares to Ocean’s shareholders. Based upon Devon’s closing stock price of $48.23 per share on February 21, 2003, the total value of the stock to be issued will be approximately $3.5 billion. The aggregate value of the transaction, including the assumption of Ocean’s debt and other obligations, is approximately $5.3 billion. The transaction is expected to be non-taxable to the shareholders of both companies.

     The transaction is subject to approval by the shareholders of both companies as well as expiration of the Hart-Scott-Rodino waiting period and other customary closing conditions. Both Devon and Ocean intend to hold special shareholders’ meetings as soon as practicable following completion of regulatory review.

     The agreement between the companies contains reciprocal provisions for the payment of termination fees under certain circumstances.

     The boards of directors of both companies have approved the merger. Completion of the transaction is expected in the second or third quarter of 2003.

Investor Meeting and Conference Call

     Devon and Ocean will discuss this transaction today at a meeting and conference call with investors and analysts at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). The meeting and conference call will also be available by webcast. The webcast may be accessed from Devon’s homepage at www.devonenergy.com and from Ocean’s homepage at www.oceanenergy.com.

     Ocean Energy, Inc. is an independent energy company engaged in the exploration, development, production, and acquisition of crude oil and natural gas. North American operations are focused in the shelf and deepwater areas of the Gulf of Mexico, the Rocky Mountains, Permian Basin, Anadarko, East Texas, North Louisiana and Gulf Coast regions. Internationally, Ocean holds a leading position among U.S. independents in West Africa with oil and gas activities in Equatorial Guinea, Angola, Nigeria and Cote d’Ivoire. The company also conducts operations in Egypt, the Russian Republic of Tatarstan, Brazil, and Indonesia.

     Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration, production and property acquisitions. Devon ranks among the top five U.S.-based independent oil and gas producers and is included in the S&P 500 Index. For additional information visit www.devonenergy.com.

INVESTOR NOTICES

     This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning the contemplated transaction and strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the companies expect, believe or anticipate will or may occur in the future are forward-looking statements. This includes completion of the proposed transaction, realization of expected synergies from the transaction, reserve estimates, future financial performance, future equity issuance and other matters. These statements are based on certain assumptions made by the companies based on their experience and perception of historical trends, current conditions, expected future developments and other factors they believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the companies. Statements regarding future production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

     Devon and Ocean will file a proxy statement/prospectus and other documents regarding the proposed merger described in this press release with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about Devon and Ocean and the proposed transaction. A definitive proxy statement/prospectus will be sent to security holders of Devon and Ocean seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus (when available) and other documents filed by Devon and Ocean with the SEC at the SEC’s web site at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of cost by directing a request to Devon Energy

Corporation, 20 North Broadway, Oklahoma City, Oklahoma 73102-8260, Attention: Investor Relations, telephone: (405) 552-4570, e-mail: or to Ocean Energy, Inc, 1001 Fannin Street, Suite 1600, Houston, Texas 77002-6794, Attention: Investor Relations, telephone: (713) 265-6161, e-mail: ir@oceanenergy.com.

     Devon and Ocean and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Devon and Ocean in connection with the merger. Information about Devon and Ocean and their respective directors and officers can be found in Devon’s and Ocean’s respective Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.

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